IBF CONSULTING LTD
     (Registered Office Address: Palm Chambers Main Street, Road Town)
                          Business Office Address
             3076 SIR FRANCIS DRAKE'S9 HIGHWAY, P. 0. BOX 3463
                ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS

             TEL. +1 (284) 494-1100,   FAX+1(284) 494-1199 .


                                   Fax
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May we draw your attention to the possibility of telefax misuse.  With the exception of gross negligence, the company excludes any liability for damages which arise from the use of telefax, e.g. from garbling, duplication or miscarrige and disclosure by unauthorized person.


                                                           20  March 2000 ak

Mr. Tom Richfield
INFOCALL COMMUNICATIONS CORP.
8000 Towers Crescent Drive, Suite 640
Vienna, BA 22182
                                                Pages including cover page: 1

Fax:               [1] (703) 734-9114                             #60


Dear Mr. Richfield,

Re:  Amended Terms of Agreement

Thank you for your fax dated 18th March. 20 in response to our tentative Terms of Agreement for your consideration, which we herewith amend as follows:

INFE to issue 200,000 shares of INFE stack with fill piggyback registration rights to the first registration.

IBF Consulting Ltd to transfer 300,000 shares of XPDN stock consisting of
a) 100,000 XPDN free trading stock to be registered in the name of Europa Global Investments Inc.; b) 200,000 XPDN restricted stock to be registered in the name of INFE.com.

We acknowledge the respective delivery instructions for (a) and (b) above.

The above mentioned transfer to be effected by 3rd April, 2000.

With Kind Regards,

Yours sincerely
Serco Management Limited
as Director of IBF Consulting Ltd


/s/Andrew Kuels              /s/Michael Parton
Andrew Keuls                 Michael Parton
Authorised Signatory         Authorised Signatory